UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2007

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2007, Workstream Inc. (the “Company”) entered into a Transaction Agreement with Magnetar Capital, Greenway Capital, Talkot Capital, Coghill Capital, Crestview Capital and Fort Mason Capital (collectively, the “Investors”) pursuant to which the Company will raise $20,000,000 through the sale to the Investors of Special Warrants convertible into an aggregate of 16,000,000 common shares of the Company at a conversion rate of $1.25 per share and additional Warrants to purchase an aggregate of 4,000,000 common shares at an exercise price of $1.40 per share. The Special Warrants and the Warrants will require that they be converted or exercised within five years from the closing date or they will expire. The Company will be required to use a portion the proceeds from the transaction to retire certain indebtedness owing to Hilco Financial, LLC.

Upon the closing of the transaction, the Company will issue the Special Warrants and the Warrants. The Special Warrants and Warrants contain anti-dilution provisions that provide for a full adjustment of the conversion price or exercise price, as the case may be, and the number of common shares to be issued in the event the Company, in certain circumstances, issues securities at a price below the conversion price or exercise price of the Special Warrant and Warrant, as the case may be; provided, however, that in no event shall the conversion price or exercise price be adjusted to amount equal to less than $1.21 per share, which was the consolidated closing bid price on the date the Company and the Investors entered into the Transaction Agreement. The Special Warrants also contain a provision permitting, in certain circumstances, a holder of a Special Warrant to require the Company to redeem all or a portion of the Special Warrant at a price equal to the greater of 130% of the conversion amount specified therein or 130% of the then market value of the common shares into which the Special Warrant is convertible that are being redeemed. In addition, at any time after the fourth anniversary of the issuance date of the Special Warrants, on the occurrence of a specified event a holder can require the Company to purchase the unconverted portion of a Special Warrant at a price equal to the then fair market value of such Special Warrant as determined by an independent investment bank to be agreed upon by the Company and the holder exercising its repurchase right. In addition, in the event of a fundamental transaction as defined under the Special Warrant, if the holder has not converted the Special Warrant in full prior to the consummation of the fundamental transaction, the holder may require the Company or its successor to purchase the Special Warrant from the holder for 135% of the conversion amount. At any time after the fourth anniversary of the issuance date of the Special Warrants but prior to a holder’s repurchase request, under certain circumstances the Company may require the holders of Special Warrants to convert all or a portion of the Special Warrants into common shares.

Upon the closing of the transaction, the Company will enter into a Registration Rights Agreement pursuant to which the Company will generally agree: (a) to file a registration statement within 40 days of the closing date to register for resale the shares issuable upon conversion of the Special Warrants and exercise of the Warrants, (b) to have such registration statement declared effective within 100 days of the closing date (or within 130 days in the event that the registration statement is reviewed by the SEC), and (c) to maintain the effectiveness of the aforementioned registration statement until the earlier of (i) the date as of which the holders may sell all of the shares underlying the Special Warrants and Warrants without restriction pursuant to Rule 144(k) under the Securities Act of 1933, or (ii) the date on which the holders of the shares underlying the Special Warrants and Warrants shall have sold all of the shares covered by such registration statement. If the Company fails to comply with the foregoing, the Company must pay to the holders of the shares an amount in cash equal to 1% of the initial conversion amount under the Special Warrants on the closing date with respect to the event and each thirty-day period occurring after any breach of the foregoing (in each case, pro rated for periods totaling less than thirty days).

A copy of each of the Transaction Agreement, form of Special Warrant, form of Warrant and form of Registration Rights Agreement is attached as Exhibit 10.1, 4.1, 4.2 and 4.3, respectively, each of which is incorporated herein by reference. The descriptions contained herein are qualified by reference to the documents attached hereto.

On July 25, 2007, the Company issued a press release announcing that it had entered into the Transaction Agreement. The full text of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Special Warrant

4.2	Form of Warrant

4.3	Form of Registration Rights Agreement between the Company and the Investors

10.1	Transaction Agreement dated as of July 25, 2007 among the Company and the Investors

99.1	Press release issued by the Company on July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: July 30, 2007	By:	/s/ Stephen Lerch
Name: Stephen Lerch
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Special Warrant

4.2	Form of Warrant

4.3	Form of Registration Rights Agreement among the Company and the Investors

10.1	Transaction Agreement dated as of July 25, 2007 among the Company and the Investors

99.1	Press release issued by the Company on July 25, 2007